                                  Exhibit 4.02

                                     FORM OF

                            AMERICA FIRST REAL ESTATE
                            INVESTMENT PARTNERS, L.P.

                                       AND

                             -----------------------
                             -----------------------

                                   AS TRUSTEE

                                    INDENTURE

                               DATED AS OF , 1999

                             -----------------------

                           VARIABLE RATE JUNIOR NOTES
                              DUE __________, 2007

                              CROSS-REFERENCE TABLE

     This Cross-Reference Table shows the location in the Indenture of the provisions corresponding to the requirements of particular Sections of the Trust Indenture Act of 1939, as amended ("TIA"). This Cross-Reference Table shall not be deemed part of the Indenture.

TIA SECTION                                      SECTION
-----------                                      -------
Section 310(a)(1)                                9.10
(a)(2)                                           9.10
(a)(3)                                           N.A.
(a)(4)                                           N.A.
(a)(5)                                           9.10
(b)                                              9.08; 9.10
(c)                                              N.A.
Section 311(a)                                   9.11
(b)                                              9.11
(c)                                              N.A.
Section 312(a)                                   2.05
(b)                                              12.03
(c)                                              12.03
Section 313(a)                                   9.06
(b)(1)                                           N.A.
(b)(2)                                           9.06
(c)                                              9.06; 12.02
(d)                                              9.06
Section 314(a)                                   6.02; 12.02
(b)                                              N.A.
(c)(1)                                           12.04(a)
(c)(2)                                           12.04(a)
(c)(3)                                           N.A.
(d)                                              N.A.
(e)                                              12.04(b)
(f)                                              N.A.
Section 315(a)                                   9.01(b)
(b)                                              9.05; 12.02
(c)                                              9.01(a)
(d)                                              9.01(c)
(e)                                              8.11
Section 316(a)(last sentence)                    2.09
(a)(1)(A)                                        8.05
(a)(1)(B)                                        8.04
(a)(2)                                           N.A.
(b)                                              8.07
Section 317(a)(1)                                8.08
(a)(2)                                           8.09

                                       1


(b)                                              2.04
Section 318(a)                                   12.01

--------------------------
N.A. means Not Applicable.

                                TABLE OF CONTENTS

                                    Article I

              DEFINITIONS, INCORPORATION BY REFERENCE AND RULES OF
                                  CONSTRUCTION

                                                                          Page
                                                                          ----
Section 1.01.   Definitions.................................................1
Section 1.02.   Incorporation by Reference of Trust Indenture Act...........8
Section 1.03.   Rules of Construction.......................................8

                                 Article II

                                  THE NOTES

Section 2.01.   Form, Terms and Dating......................................9
Section 2.02.   Execution and Authentication...............................10
Section 2.03.   Registrar and Paying Agent.................................10
Section 2.04.   Paying Agent to Hold Money in Trust........................11
Section 2.05.   Notes Register.............................................11
Section 2.06.   Transfer and Exchange......................................12
Section 2.07.   Replacement Notes..........................................12
Section 2.08.   Outstanding Notes..........................................12
Section 2.09.   Treasury Notes.............................................13
Section 2.10.   Temporary Notes............................................13
Section 2.11.   Cancellation...............................................13
Section 2.12.   Defaulted Interest.........................................13


                                 Article III

                                 REDEMPTION

Section 3.01.   Optional Redemption........................................13
Section 3.02.   Mandatory Redemption.......................................14
Section 3.03.   Notice of Redemption; Partial Redemption...................14
Section 3.04.   Effect of Notice of Redemption.............................15
Section 3.05.   Deposit of Redemption Price................................15


                                 Article IV

                            THE PROMISSORY NOTES

Section 4.01.   Form, Terms and Dating.....................................15
Section 4.02.   Execution and Authentication...............................16

Section 4.03.   Registrar and Paying Agent.................................17
Section 4.04.   Notes Register.............................................17
Section 4.05.   Other Provisions...........................................18


                                  Article V

                             PAYMENT PROVISIONS

Section 5.01.   Notes Part of Junior Indebtedness..........................18
Section 5.02.   Obligations of the Company Unconditional...................18
Section 5.03.   Application by Trustee of Moneys Deposited With It.........18

                                 Article VI

                                  COVENANTS

Section 6.01.   Payment of Notes...........................................18
Section 6.02.   SEC Reports................................................19
Section 6.03.   Waiver of Usury Defense....................................19
Section 6.04.   Liquidation................................................19
Section 6.05.   Compliance Certificates....................................20
Section 6.06.   Notice of Defaults.........................................20
Section 6.07.   Payment of Taxes and Other Claims..........................20
Section 6.08.   Corporate Existence........................................20
Section 6.09.   Maintenance of Properties..................................20
Section 6.10.   Limitations on Indebtedness................................21
Section 6.11.   Maintenance of Consolidated Coverage Ratio.................21


                                 Article VII

                              SUCCESSOR ENTITY

Section 7.01.   When Company May Merge, Etc................................21
Section 7.02.   Successor Entity Substituted...............................22

                                Article VIII

                            DEFAULT AND REMEDIES

Section 8.01.   Events of Default..........................................22
Section 8.02.   Acceleration...............................................23
Section 8.03.   Other Remedies.............................................24
Section 8.04.   Waiver of Default and Events of Default....................24
Section 8.05.   Control by Majority........................................25
Section 8.06.   Limitation on Suits........................................25
Section 8.07.   Rights of Holders to Receive Payment.......................25

Section 8.08.   Collection Suit by Trustee.................................25
Section 8.09.   Trustee May File Proofs of Claim...........................25
Section 8.10.   Application of Money Collected.............................26
Section 8.11.   Undertaking for Costs......................................26


                                 Article IX

                                   TRUSTEE

Section 9.01.   Duties of Trustee..........................................26
Section 9.02.   Rights of Trustee..........................................27
Section 9.03.   Individual Rights of Trustee...............................28
Section 9.04.   Trustee's Disclaimer.......................................28
Section 9.05.   Notice of Defaults or Events of Default....................28
Section 9.06.   Reports by Trustee to Holders..............................28
Section 9.07.   Compensation and Indemnity.................................28
Section 9.08.   Replacement of Trustee.....................................29
Section 9.09.   Successor Trustee by Merger, etc...........................30
Section 9.10.   Eligibility; Disqualification..............................30
Section 9.11.   Preferential Collection of Claims Against Company..........30


                                  Article X

                   SATISFACTION AND DISCHARGE OF INDENTURE

Section 10.01.  Termination of Company's Obligations.......................30
Section 10.02.  Application of Trust Money.................................31
Section 10.03.  Repayment to Company.......................................31
Section 10.04.  Reinstatement..............................................31


                                 Article XI

                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 11.01.  Without Consent of Holders.................................31
Section 11.02.  With Consent of Holders....................................32
Section 11.03.  Compliance with Trust Indenture Act........................33
Section 11.04.  Revocation and Effect of Consents..........................33
Section 11.05.  Notation on or Exchange of Notes...........................33
Section 11.06.  Trustee to Sign Amendments, etc............................33


                                 Article XII

                                MISCELLANEOUS

Section 12.01.  Trust Indenture Act Controls...............................33

Section 12.02.  Notices....................................................33
Section 12.03.  Communications by Holders with Other Holders...............34
Section 12.04.  Certificate and Opinion as to Conditions Precedent.........34
Section 12.05.  Rules by Trustee, Paying Agent, Registrar..................35
Section 12.06.  Legal Holidays.............................................35
Section 12.07.  Governing Law..............................................35
Section 12.08.  No Recourse Against Others.................................35
Section 12.09.  Successors.................................................35
Section 12.10.  Multiple Counterparts......................................35
Section 12.11.  Separability...............................................35
Section 12.12.  Table of Contents, Headings, etc...........................35
Section 12.13.  Submission to Jurisdiction; Appointment of Agent for
                  Service of Process.......................................35


EXHIBIT A--Form of Note
EXHIBIT B--Form of Promissory Note

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                    INDENTURE

     This Indenture is dated as of __________, 1999 and is made by and between America First Real Estate Investment Partners, L.P., a Delaware limited partnership (the "Company"), and ____________a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the "Trustee").

     Both parties agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's Variable Rate Junior Notes due ________, 2007, and the Holders of the Company's Promissory Notes due ________, 2007, both of which are being issued hereunder.

                                   ARTICLE I

        DEFINITIONS, INCORPORATION BY REFERENCE AND RULES OF CONSTRUCTION

SECTION 1.01. DEFINITIONS.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling, controlled by or under common control with such specified Person, or any other Person owning or controlling 10% or more of the outstanding voting securities of such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGENT" means any Registrar or Paying Agent.

     "AGGREGATE INDEBTEDNESS OF THE COMPANY" means the total aggregate principal amount outstanding of the Company's Indebtedness.

     "AMORTIZATION" means, for any period, as applied to any Person, the amount of the amortization (other than amortization of debt discount and amortization of capitalized financing fees) that is reflected on the financial statements of such Person and its consolidated Subsidiaries for such period in accordance with GAAP.

     "APPLICABLE FEDERAL RATE" means that interest rate per annum determined in accordance with Section 1274 of the Code or any successor section. As of the date of this Indenture, the Applicable Federal Rate for debt instruments with a term of not over three years was the "Federal short-term rate," as determined by the Secretary of the Treasury each month for application during the following calendar month. The Applicable Federal Rate is published each month in a Revenue Ruling issued by the Internal Revenue Service, which can be found in the Internal Revenue Bulletin.

     "APPLICABLE VARIABLE RATE" means first the Initial Interest Rate, and then, after the Initial Interest Rate Period and for each subsequent Interest Rate Period, the variable interest rate determined by the Trustee on each applicable Interest Determination Date, which interest rate shall be 120% of the Applicable Federal Rate for debt instruments with a term of not over three years.

     "APPRAISED VALUE OF THE ASSETS OF THE COMPANY" means the greater of (a) the value which is placed on all the assets of the Company as of the date of the Transaction by an independent appraiser or (b) the value which is placed on all the assets of the Company as of some date subsequent to the Transaction, by an independent appraiser.

     "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

     "BUSINESS DAY" means any day other than a Legal Holiday.

     "CAPITALIZED LEASE OBLIGATION" means, as applied to any Person for any period, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with such principles.

     "CAP SOURCE I" means Capital Source L.P., a Delaware limited partnership.

     "CAP SOURCE I DESIGNATED ASSETS" means those Designated Assets formerly held by Cap Source I.

     "CAP SOURCE II" means Capital Source II L.P.-A, a Delaware limited partnership.

     "CAP SOURCE II DESIGNATED ASSETS" means those Designated Assets formerly held by Cap Source II.

     "CODE" means the Internal Revenue Code of 1986, as amended, including successor statutes thereto.

     "COMPANY" means America First Real Estate Investment Partners, L.P., a newly formed Delaware limited partnership, and its successors or assigns.

     "CONSOLIDATED COVERAGE RATIO" means, as applied to any Person, the ratio of
(i) the sum of Consolidated Net Income plus, to the extent reflected in the computation of such Consolidated Net Income and without duplication, Depreciation Expense, Amortization, Consolidated Income Tax Expense and Consolidated Fixed Charges of such Person and its consolidated Subsidiaries during the most recent four fiscal quarters next preceding the date of determination to (ii) the sum of the Consolidated Fixed Charges of such Person and its consolidated Subsidiaries incurred by such Person during the most recent four fiscal quarters next preceding the date of determination

     "CONSOLIDATED FIXED CHARGES" of any Person means, for any period for which the determination is to be made, the aggregate amount of interest, whether expensed or capitalized, of such Person and its consolidated Subsidiaries (including all non-cash interest, commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net cost associated with interest swap obligations) and the interest component of Capitalized Lease Obligations, paid, accrued or scheduled to be paid or accrued by such Person during such period, all as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INCOME TAX EXPENSE" means, for any period, as applied to any Person, the provision for federal, state, local and foreign income taxes of such Person and its consolidated Subsidiaries for such period, determined in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, for any period, as applied to any Person, the Net Income (or loss) of such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP; provided, that (i) the Net Income (loss) of any Person which is not a Subsidiary or is accounted for by such Person by the equity method of accounting shall be included only to the extent of the fair market value of dividends or distributions paid to such Person or a Subsidiary, and (ii) the Net Income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

     "CONSOLIDATED NET WORTH" means, with respect to any Person at any date, the consolidated stockholders' equity of such Person less the amount of such stockholders' equity attributable to treasury stock of such Person and its Subsidiaries, as determined in accordance with GAAP consistently applied.

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "DEFAULT" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

     "DEPRECIATION EXPENSE" means, for any period, as applied to any Person, the provision for depreciation that is reflected on the financial statements of such Person and its consolidated Subsidiaries in accordance with GAAP.

     "DESIGNATED ASSETS" means the fee interest of the Company in its assets at the time of the Transaction which were owned by a Partnership immediately prior to the Transaction.

     "EFFECTIVE DATE" means the date upon which the registration statement registering the Notes under the Securities Act of 1933, as amended ("1933 Act"), is declared effective by the Securities and Exchange Commission pursuant to
Section 8(a) of the 1933 Act.

     "EVENT OF DEFAULT" means the occurrence of any event described in Section
8.01 hereof.

     "FISCAL YEAR" means the fiscal year of the Company, initially beginning on January 1 and ending on December 31.

     "GAAP" means generally accepted accounting principles, as in effect at the time of any calculation or determination required by this Indenture.

     "GENERAL PARTNER" means the general partner of the Company.

     "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note or Promissory Note is registered on the Registrar's books.

     "INDEBTEDNESS" of any Person at any date means, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit incurred by such Person in the ordinary course of business, (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a Lien (other than assessment district and similar Liens arising in connection with municipal financings) on any asset of such Person, whether or not such Indebtedness is assumed by such Person and
(vii) all Indebtedness of others guaranteed by such Person to the extent of such guaranty.

     "INDENTURE" means this Indenture as originally executed or as amended or supplemented from time to time.

     "INITIAL INTEREST RATE" means ______% per annum.

     "INITIAL INTEREST RATE PERIOD" means the period beginning on the first day the Notes are issued and ending on the first day of the calendar year following completion of the Transaction.

     "INTEREST ACCRUAL PERIOD" means that period, with respect to any Interest Payment Date, which begins on the preceding Interest Payment Date and ends on the last day preceding the applicable Interest Payment Date.

     "INTEREST DETERMINATION DATE" means the date which is two Business Days prior to each Interest Payment Date.

     "INTEREST PAYMENT DATE" means the fifteenth day of each January commencing January 15, 2000, until the Principal of and interest on all the Notes and the Promissory Notes have been fully paid, or if such date does not occur on a Business Day, then the first Business Day thereafter.

     "INTEREST RATE PERIOD" means the period from and including an Interest Payment Date to and including the day immediately preceding the next Interest Payment Date.

     "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     "LEVERAGE RATIO" means, as of any date of determination, the ratio of Total Liabilities on that date to Partners' Capital on that date.

     "LIEN" means, with respect to any asset, any mortgage, deed of trust, pledge, lien, charge, security interest, adverse claim affecting title or resulting in a charge against such asset, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell).

     "MATURITY DATE" means ________, 2007.

     "NET INCOME" means, for any period, as applied to any Person, the net income (loss) of such Person for such period, determined in accordance with GAAP (except as provided in this definition), excluding from "Net Income," and without duplication however, (i) any gain or loss, net of taxes, realized upon any sale, transfer or other disposition (including by way of merger or consolidation) by such Person of any property or other assets of such Person outside the ordinary course of business, (ii) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan and (iii) any extraordinary gain or loss, net of taxes, in each case determined in accordance with GAAP.

     "NET PROCEEDS OF ANY SALE OR REFINANCING OF DESIGNATED ASSETS" means the gross proceeds of all sales, exchanges or refinancings received by the Company or any of its Subsidiaries in connection with Designated Assets, less any and all costs and expenses incurred by the Company or any of its Subsidiaries in connection with such sales, exchanges or refinancings.

     "NOTES" means the Variable Rate Junior Notes due ________, 2007 or any of them, or the certificates therefor, or any of them, as amended or supplemented from time to time, that are issued under this Indenture; provided that for all purposes and provisions of this Indenture EXCEPT the issuance and redemption of Notes and Promissory Notes as set forth in Articles II, III and IV hereof, "Notes" shall include Promissory Notes.

     "NOTES REGISTER" means the list of the names and addresses of the Noteholders required to be maintained pursuant to Section 2.05 hereof.

     "OFFICER" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the General Partner.

     "OFFICERS' CERTIFICATE" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the General Partner.

     "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "OUTSTANDING," when used with respect to the Notes and Promissory Notes, has the meaning explained in Section 2.08 hereof.

     "PARTNERS' CAPITAL" means, as of any date of determination, partners' capital as of that date determined in accordance with GAAP; provided that there shall be excluded from Partners' Capital any amount attributable to partnership interest that is, directly or indirectly, required by its terms to be redeemed or repurchased by the Issuer thereof at a specified date or upon the occurrence of specified events or at the election of the holder thereof, if and to the extent that such date is, or such events or election could occur, prior to the final maturity date of any Indebtedness.

     "PARTNERSHIP MERGER AGREEMENT" means an Agreement and Plan of Merger among the Partnerships and the Company pursuant to which the merger of such entities is to be consummated.

     "PARTNERSHIPS" means, collectively, Cap Source I and Cap Source II. Reference to a "Partnership" shall be understood to refer to any one of them.

     "PAYING AGENT" has the meaning set forth in Section 2.03 and Section 4.03 hereof.

     "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "PRINCIPAL" of a debt security, including the Notes, means the principal of the security plus, when appropriate, the premium, if any, on the security.

     "PROMISSORY NOTES" means the Promissory Notes issued by the Company pursuant to Article IV hereof, in connection with the Transaction; provided that for all purposes and provisions of this Indenture EXCEPT the issuance and redemption of Notes and Promissory Notes as set forth in Articles II, III and IV hereof, "Promissory Notes" shall be referred to as "Notes."

     "PROSPECTUS" means the Prospectus/Consent Solicitation Statement dated ____________, 1999, together with the supplements thereto, of the Company filed with the Securities and Exchange Commission, as it may be further supplemented or amended from time to time.

     "RECORD DATE" for the interest payable on any Interest Payment Date or for Principal payable on the Maturity Date, means the last day of the month preceding the applicable Interest Payment Date.

     "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture, as set forth in the form of Note annexed as Exhibit A hereto and the form of Promissory Note annexed as Exhibit B hereto.

     "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the Principal amount of the Note or Notes being redeemed plus interest accrued thereon to the Redemption Date, without premium.

     "REGISTRAR" has the meaning set forth in Section 2.03 and Section 4.03 hereof.

     "SEC" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

     "SENIOR INDEBTEDNESS" means the Principal of and interest (including, without limitation, any interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceedings) on the following, whether presently outstanding or hereafter incurred: (a) all indebtedness of the Company (i) for money borrowed (including that evidenced by the Notes), (ii) which is evidenced by a note, debenture, other security or similar instrument (including a purchase money mortgage) given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), or (iii) for the payment of money relating to a Capitalized Lease Obligation; (b) any liabilities of others described in the preceding clause (a) which the Company has guaranteed or which is otherwise its legal liability; and (c) renewals, extensions, refundings, restructurings, amendments and modifications of any such indebtedness or guarantee. Notwithstanding anything to the contrary in this Indenture or the Notes, "Senior Indebtedness" shall not include (x) any indebtedness of the Company to a Subsidiary, or (y) any indebtedness or guarantee of the Company which by its terms or the terms of the instrument creating or evidencing it is subordinate in right of payment to the Notes.

     "SHORT-TERM BORROWING" means any and all indebtedness, obligations and liabilities of the Company, excluding trade accounts payable, taxes and other governmental assessments, which are payable on demand or within one year from the creation thereof, except any such indebtedness, obligations or liabilities which can be renewed or extended at the Company's sole option to a date more than one year from the creation thereof.

     "SPECIAL RECORD DATE" for the payment of any defaulted interest or Principal means a date fixed by the Trustee pursuant to Section 2.12 hereof.

     "SUBSIDIARY" means any corporation of which at least a majority of the outstanding capital stock having voting power under ordinary circumstances to elect directors of such corporation shall at the time be held, directly or indirectly, by the Company, by the Company and one or more Subsidiaries or by one or more Subsidiaries.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date of this Indenture.

     "TOTAL LIABILITIES" means, as of any date of determination, all liabilities that should be reflected as a liability on a consolidated balance sheet of the Company and its Subsidiaries on such date prepared in accordance with GAAP.

     "TRADING DAY" means any day on which the New York Stock Exchange and the American Stock Exchange are open for trading.

     "TRANSACTION" means the merger of the Partnerships with and into the Company pursuant to the terms and conditions set forth in the Partnership Merger Agreement.

     "TRUSTEE" means _______________ a national banking association organized and existing under the laws of the United States of America, until a successor replaces it in accordance with the provisions of this Indenture and thereafter means the successor.

     "TRUST OFFICER" means any officer within the corporate trust department (or any successor group) of the Trustee, including any vice president, assistant vice president, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "UNIT" means a beneficial ownership of limited partner interest in, or limited partner assignment interest of, a Partnership.

     "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.

     SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          (a)  "Commission" means the SEC;

          (b)  "indenture Notes" means the Notes;

          (c)  "indenture Note holder" means a Holder or Noteholder;

          (d)  "indenture to be qualified" means this Indenture;

          (e)  "indenture trustee" or "institutional trustee" means the Trustee;

          (f) "obligor" on the indenture Notes means the Company or any other obligor on the Notes.

     All other terms used in this indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03. RULES OF CONSTRUCTION. In this Indenture, unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof, and any other reference in this Indenture to "generally accepted accounting principles" refers to generally accepted accounting principles in effect on the date hereof;

          (c) "or" is not exclusive;

          (d) words in the singular include the plural, and words in the plural include the singular;

          (e) the masculine includes the feminine and the neuter; and

          (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                                    THE NOTES

     SECTION 2.01. FORM, TERMS AND DATING. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is incorporated in and made part of this Indenture, with such insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

     The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Company.

     The Notes will be issued, known and designated as the Variable Rate Junior Notes Due ________, 2007. The Maturity Date of the Notes shall be ________, 2007 and the Notes shall bear interest on the unpaid Principal at the Applicable Variable Rate. The Notes shall be payable as follows:

          (a) annual installments of accrued interest, payable on each Interest Payment Date, commencing January 15, 1999, and continuing until the entire interest and Principal of each Note is paid in full; and

          (b) the unpaid Principal balance on the Maturity Date.

     The Principal of and interest on the Notes shall be payable at the principal corporate trust office of the Trustee in ______________________, or of any successor or co-Paying Agent; PROVIDED, HOWEVER, that installments of interest, and, if applicable, Principal may be payable by check mailed to the address of the person entitled thereto as such address shall appear on the Notes Register, or for Holders of Notes aggregating more than $__________________ in Outstanding Principal amount who have given written notice and wire transfer instructions to the Trustee, by wire transfer.

     Interest and Principal shall be payable on any Interest Payment Date or Maturity Date only to those Holders whose names and addresses are listed on the Notes Register at the close of business on the applicable Record Date.

     The Notes shall bear interest first, at the Initial Interest Rate during the Initial Rate Period, payable on _________________, 2000. Thereafter, the Notes shall bear interest for each subsequent Interest Rate Period, at the Applicable Variable Rate, which shall be a rate per annum equal to 120% of the Applicable Federal Rate for debt instruments with a term of not over three years, and which interest rate shall be determined by the Trustee each Interest Determination Date. The interest rate applicable to any Interest Rate Period, determined on the immediately preceding Interest Determination Date, shall become effective on the Interest Payment Date that is the first day of such Interest Rate Period. Interest on the Notes shall be borne from and including the date of first delivery thereof until payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption prior to maturity or otherwise. Interest on the Notes shall be computed on the basis of a year of 360 days, for the actual number of days elapsed.

     SECTION 2.02. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced by facsimile on the Notes. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate Notes for original issue in an aggregate Principal amount of up to $____________________ upon a written Officer's Certificate of the Company. The Officer's Certificate shall specify the Principal amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate Principal amount of Notes Outstanding at any time may not exceed $_______________________ except as provided in Section 2.07.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. If so appointed, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     SECTION 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Notes may be presented for payment ("Paying Agent"), and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Notes Register"). The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional Paying Agent. Except for purposes of Article X, the Company or any Affiliate of the Company may act as Paying Agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

     The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands.

     SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each Maturity Date or Interest Payment Date of the Principal of or interest on any Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such Principal or interest so becoming due. The Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of Principal of or interest on the Notes, and shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall on or before each Maturity Date or Interest Payment Date for the Principal of or interest on any Notes segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

     SECTION 2.05. NOTES REGISTER. The Trustee, as Registrar, shall preserve in as current a form as is reasonably practicable a list of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list of such names and addresses.

     Further, the Company will furnish or cause to be furnished to the Trustee:

          (a) semiannually, not more than 5 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

EXCLUDING from any such list, names and addresses already received by the Trustee in its capacity as Registrar.

     Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of Principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     SECTION 2.06. TRANSFER AND EXCHANGE. When a Note is presented to the Registrar with a request to register a transfer thereof, the Registrar shall register the transfer as requested and when Notes are presented to the Registrar with a request to exchange them for an equal Principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested; provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, but this requirement of payment shall not apply to any exchange pursuant to Section 2.10 or 11.05 not involving any transfer.

     SECTION 2.07. REPLACEMENT NOTES. If a mutilated Note is surrendered to the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, and neither the Company nor the Trustee has received notice that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405, Delaware Code, Title 6, as amended (the Delaware Uniform Commercial Code), as in effect on the date of this Indenture, are met, and there shall have been delivered to the Company and the Trustee evidence to their satisfaction of the loss, destruction or theft of any Note if such is the case. An indemnity bond may be required that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company, in its discretion, may pay such
Note instead of issuing a new Note.

     SECTION 2.08. OUTSTANDING NOTES. Notes Outstanding at any time are all Notes authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not Outstanding.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be Outstanding until the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a Redemption Date or maturity date money sufficient to pay the Principal of and accrued interest on Notes payable on that date, then on and after that date such Notes cease to be Outstanding and interest on them ceases to accrue.

     A Note does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Note.

     SECTION 2.09. TREASURY NOTES. In determining whether the Holders of the required Principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded, except that for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

     SECTION 2.10. TEMPORARY NOTES. Until definitive Notes are ready for delivery, the Company may prepare, and, upon the order of the Company, the Trustee shall authenticate, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes, which shall then be exchanged for the temporary Notes. Until so exchanged, the temporary Notes shall be entitled in all respects to the same benefits under this Indenture as definitive Notes.

     SECTION 2.11. CANCELLATION. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.

     SECTION 2.12. DEFAULTED INTEREST. If the Company Defaults in a payment of interest on the Notes, it shall pay the Defaulted interest to the Persons who are Noteholders on a subsequent Special Record Date, and such term as used in this Section 2.12 with respect to the payment of any Defaulted interest shall mean the fifteenth day next preceding the special payment date fixed by the Company, whether or not such day is a Business Day. At least 15 days before any Special Record Date, the Company shall mail to each Noteholder and the Trustee a notice that states the Special Record Date, the special payment date and the amount of Defaulted interest to be paid.

                                  ARTICLE III

                                   REDEMPTION

     SECTION 3.01. OPTIONAL REDEMPTION. The Company, at its option exercised at any time after the execution of this Indenture, may redeem all, or from time to time any part of, the Notes or the Promissory Notes upon written notice as set forth in Sections 3.03 and 12.02. The Redemption Price for the Notes or the Promissory Notes to be redeemed shall be paid by the Company to the Trustee on or before the Redemption Date, and by the Trustee to the Noteholder(s) on the Redemption Date.

     SECTION 3.02. MANDATORY REDEMPTION. The Company shall utilize 80% of the Net Proceeds of any Sale or Refinancing of Cap Source I Designated Assets, which occurs after the Transaction, to redeem the maximum number of Promissory Notes and Notes held by former Cap Source I investors which can be redeemed with such Net Proceeds and shall utilize 80% of the Net Proceeds of any Sale or Refinancing of Cap Source II Designated Assets, which occurs after the Transaction, to redeem the maximum number of Promissory Notes and Notes held by former Cap Source II investors which can be redeemed with such Net Proceeds ; provided, that such Net Proceeds of any Sale or Refinancing of Designated Assets shall be accumulated by the Trustee in a segregated trust account until the amount therein is at least $5,000,000 before calling Promissory Notes and Notes for redemption. The Company shall fix a Redemption Date pursuant to this Section 3.02 which is no later than 90 days following receipt of such net proceeds or the accumulation of $5,000,000, as the case may be.

     This mandatory redemption will be made first with respect to Promissory Notes, chosen by lot by the Trustee, until all the respective Promissory Notes are paid in full and redeemed, and thereafter of the Notes, chosen by lot by the Trustee, until all the respective Notes are paid in full and redeemed.

     Such mandatory redemption is not at the discretion of the Company or of the Holders of the Notes or the Promissory Notes.

     SECTION 3.03. NOTICE OF REDEMPTION; PARTIAL REDEMPTION. At least 30 days but not more than 60 days before a Redemption Date, the Company, or the Trustee at the written direction of the Company, shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Promissory Notes or Notes, as the case may be, which are to be redeemed pursuant to
Section 3.01 or Section 3.02 hereof.

     The notice shall state:

          (a) the Redemption Date;

          (b) the Redemption Price;

          (c) the name and address of the Paying Agent;

          (d) that Promissory Notes or Notes, as the case may be, must be surrendered to the Paying Agent to collect the Redemption Price; and

          (e) that, unless the Company Defaults in making the redemption payment, interest on the Promissory Notes or Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holder is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Promissory Notes or Notes.

     At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

     If less than all the Promissory Notes or Notes, as the case may be, are to be redeemed, the Trustee shall select the Promissory Notes or Notes to be redeemed by lot in whatever manner the Trustee determines to be efficient and fair. The Trustee shall promptly notify the Company in writing of the Promissory Notes or Notes selected for redemption. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Promissory Notes or Notes shall relate, in the case of any Promissory Note or Note redeemed or to be redeemed only in part, to the portion of the Principal amount of such Promissory Note or Note which has been or is to be redeemed.

     SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, the subject Promissory Notes or Notes will become due and payable on the Redemption Date at the Redemption Price. Upon surrender to the Paying Agent, such Promissory Notes or Notes shall be paid at the Redemption Price.

     Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Promissory Note or Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Promissory Note or Note.

     SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. On or before the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is its own Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Promissory Notes or Notes to be redeemed on that date, other than Promissory Notes or Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

     On and after the Redemption Date (unless the Company shall Default in the payment of such Promissory Notes or Notes at the Redemption Price), interest on the Promissory Notes or Notes or portions of Promissory Notes or Notes so called for redemption shall cease to accrue and, except as provided in Section 10.01 hereof, such Promissory Notes or Notes shall cease from and after the Redemption Date to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Promissory Notes or Notes except the right to receive the Redemption Price thereof.

                                   ARTICLE IV

                             THE PROMISSORY NOTES

     SECTION 4.01. FORM, TERMS AND DATING. The Promissory Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is incorporated in and made part of this Indenture, with such insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Promissory Notes may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject or usage. The Company shall approve the form of the Promissory Notes and any notation, legend or endorsement on them. Each Promissory Note shall be dated the date of its authentication.

     The Promissory Notes will be issued, known and designated as the Promissory Notes Due ________, 2007. The Maturity Date of the Promissory Notes shall be ________, 2007 and the Promissory Notes shall bear interest on the unpaid Principal at the Applicable Variable Rate. The Promissory Notes shall be payable as follows:

          (a) annual installments of accrued interest, payable on each Interest Payment Date, commencing January 15, 2000, and continuing until the entire interest and Principal of each Promissory Note is paid in full; and

          (b) the unpaid Principal balance on the Maturity Date.

     The Principal of and interest on the Promissory Notes shall be payable at the principal corporate trust office of the Trustee in ______________________, or of any successor or co-Paying Agent; PROVIDED, HOWEVER, that installments of interest, and, if applicable, Principal may be payable by check mailed to the address of the person entitled thereto as such address shall appear on the Notes Register.

     Interest and Principal shall be payable on any Interest Payment Date or Maturity Date only to those Holders whose names and addresses are listed on the Notes Register at the close of business on the applicable Record Date.

     The Promissory Notes shall bear interest first, at the Initial Interest Rate during the Initial Rate Period, payable on ________________________, 2000. Thereafter, the Promissory Notes shall bear interest for each subsequent Interest Rate Period, at the Applicable Variable Rate, which shall be a rate per annum equal to 120% of the Applicable Federal Rate for debt instruments with a term of not over three years, and which interest rate shall be determined by the Trustee each Interest Determination Date. The interest rate applicable to any Interest Rate Period, determined on the immediately preceding Interest Determination Date, shall become effective on the Interest Payment Date that is the first day of such Interest Rate Period. Interest on the Promissory Notes shall be borne from and including the date of first delivery thereof until payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption prior to maturity or otherwise. Interest on the Promissory Notes shall be computed on the basis of a year of 360 days, for the actual number of days elapsed.

     SECTION 4.02. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Promissory Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced by facsimile on the Promissory Notes. If an Officer whose signature is on a Promissory Note no longer holds that office at the time the Trustee authenticates the Promissory Note, the Promissory Note shall be valid nevertheless.

     A Promissory Note shall not be valid until the Trustee manually signs the certificate of authentication on the Promissory Note. The signature shall be conclusive evidence that the Promissory Note has been authenticated under this Indenture.

     The Trustee shall authenticate Promissory Notes for original issue in an aggregate Principal amount of up to $_______________ upon a written Officer's Certificate of the Company. The Officer's Certificate shall specify the Principal amount of Promissory Notes to be authenticated and the date on which the original issue of Promissory Notes is to be authenticated. The aggregate Principal amount of Promissory Notes Outstanding at any time may not exceed $_________________ except as provided in Section 2.07.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Promissory Notes. If so appointed, an authenticating agent may authenticate Promissory Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     The Promissory Notes shall be issuable only in registered form without coupons, in denominations of such amounts less than $1,000 as the Company shall direct.

     SECTION 4.03. REGISTRAR AND PAYING AGENT. The provisions of Section 2.03 and Section 2.04 hereof, governing the Registrar and the Paying Agent for the Notes, shall also apply in connection with the Promissory Notes.

     The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Promissory Notes.

     SECTION 4.04. NOTES REGISTER. The Trustee, as Registrar, shall preserve in as current a form as is reasonably practicable a list of the names and addresses of the Holders of the Promissory Notes. For purposes of the Notes Register, the Promissory Notes shall be considered "Notes." If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list of such names and addresses.

     Further, the Company will furnish or cause to be furnished to the Trustee:

          (a) annually, not more than 5 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Promissory Notes as of such Record Date; and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

EXCLUDING from any such list, names and addresses already received by the Trustee in its capacity as Registrar.

     Prior to due presentment of a Promissory Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Promissory Note is registered as the owner of such Promissory Note for the purpose of receiving payment of Principal of and interest on such Promissory Note and for all other purposes whatsoever, whether or not such Promissory Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     SECTION 4.05. OTHER PROVISIONS. For purposes of transfer and exchange or replacement of Promissory Notes, whether Promissory Notes are considered to be Outstanding, the definition and treatment of Promissory Notes which are "Treasury" Promissory Notes, the cancellation of Promissory Notes, the use of temporary Promissory Notes and provisions concerning any Defaulted interest on the Promissory Notes, the Promissory Notes shall be treated as "Notes" pursuant to Sections 2.06, 2.07, 2.08, 2.09, 2.10, 2.11 and 2.12 hereof.

                                   ARTICLE V

                               PAYMENT PROVISIONS

     SECTION 5.01. NOTES PART OF JUNIOR INDEBTEDNESS. The Notes and the Promissory Notes shall be on a par with, and part of, the Junior Indebtedness of the Company. In addition, all Notes and the Promissory Notes rank as to payment of Principal and interest equally and ratably, without priority one over the other.

     SECTION 5.02. OBLIGATIONS OF THE COMPANY UNCONDITIONAL. Nothing contained in this Article V or elsewhere in this Indenture or in any Note is intended to or shall impair, as among the Company, its creditors and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the Principal of and interest on the Notes, as and when the same shall become due and payable in accordance with the terms of the Notes, or to affect the relative rights of the Holders and other creditors of the Company nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default under this Indenture, subject to the provisions of Article VIII. Nothing contained in this Article V or elsewhere in this Indenture or in the Notes shall, except during the pendency of any dissolution, winding-up, liquidation or reorganization of the Company, affect the obligation of the Company to make, or prevent the Company from making, at any time (except under the circumstances described in Section 5.05) payment of Principal of or interest on the Notes.

     The Company shall give prompt notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

     SECTION 5.03. APPLICATION BY TRUSTEE OF MONEYS DEPOSITED WITH IT. Money or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Sections 6.04 and 10.01 hereof shall be for the sole benefit of Noteholders.

                                   ARTICLE VI

                                   COVENANTS

     SECTION 6.01. PAYMENT OF NOTES. The Company shall pay the Principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of Principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. The Company shall pay interest on overdue Principal at the interest rate per annum borne by the Notes; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 6.02. SEC REPORTS. The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee. The Company will cause any quarterly and annual reports which it mails to its stockholders to be mailed to the Holders of the Notes.

     If the Company is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company will prepare, for the first three quarters of each fiscal year, quarterly financial statements substantially equivalent to the financial statements required to be included in a report on Form 10-Q under the Exchange Act. The Company will also prepare, on an annual basis, complete audited consolidated financial statements including, but not limited to, a balance sheet, a statement of income and retained earnings, a statement of changes in financial position and all appropriate notes, along with a "Management's Discussion and Analysis of Financial Condition and Results of Operations." All such financial statements will be prepared in accordance with generally accepted accounting principles consistently applied, except for changes with which the Company's independent accountants concur, and except that quarterly statements may be subject to year-end adjustments. The Company will cause a copy of such financial statements to be filed with the Trustee and mailed to the Holders of the Notes within 15 days after the date the Company would have been required to file such information with the SEC. The Company will also comply with the other provisions of TIA Section 314(a).

     SECTION 6.03. WAIVER OF USURY DEFENSE. The Company agrees that it will not assert, plead (as a defense or otherwise) or in any manner whatsoever claim (and will actively resist any attempt to compel it to assert, plead or claim) in any action, suit or proceeding that the interest rate on the Notes violates present or future usury or other laws relating to the interest payable on any indebtedness and will not otherwise avail itself (and will actively resist any attempt to compel it to avail itself) of the benefits or advantage of such laws.

     SECTION 6.04. LIQUIDATION. The General Partner or the Unitholders of the Company may not adopt a plan of liquidation which plan provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (Article 7 of this Indenture being the Article which governs any such sale, lease, conveyance or other disposition substantially as an entirety), and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of the Units of the Company, unless the Company shall in connection with the adoption of such plan make provision for, or agree that prior to making any liquidating distributions it will make provision for, the satisfaction of the Company's obligations hereunder and under the Notes as to the payment of the Principal and interest. The Company shall be deemed to make provision for such payments only if (1) the Company irrevocably deposits in trust with the Trustee money and/or U.S. Government Obligations maturing as to Principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the Principal of and interest on the Notes then Outstanding to maturity and to pay all other sums payable by it hereunder, or (2) there is an express assumption of the due and punctual payment of the Company's obligations hereunder and under the Notes and the performance and observance of all covenants and conditions to be performed by the Company hereunder, by the execution and delivery of a supplemental indenture in form satisfactory to the Trustee by a Person who acquires, or will acquire (otherwise than pursuant to a lease) a portion of the assets of the Company, and which Person will have assets (immediately after the acquisition) and aggregate earnings (for such Person's four full fiscal quarters immediately preceding the acquisition) equal to not less than the assets of the Company (immediately preceding the acquisition) and the aggregate earnings of the Company (for its four full fiscal quarters immediately preceding such acquisition), respectively, and which Person is a corporation organized under the laws of the United States, any state thereof or the District of Columbia; provided, however, that the Company shall not make any liquidating distribution until after the Company shall have certified to the Trustee with an Officers' Certificate at least five days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 6.04.

     SECTION 6.05. COMPLIANCE CERTIFICATES. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default. If they do know of such a Default or Event of Default, the Certificate shall describe the Default or Event of Default and the efforts to remedy the same. The Certificate need not comply with Section 12.04.

     SECTION 6.06. NOTICE OF DEFAULTS. In the event that any indebtedness of the Company is declared due and payable before its maturity because of the occurrence of any Default under such indebtedness, the Company will promptly give written notice to the Trustee of such declaration or of the occurrence of any event which, with the giving of notice or the passage of time, or both, would entitle the holder or holders of such indebtedness to declare such indebtedness due and payable before its maturity.

     SECTION 6.07. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company, directly or by reason of its ownership of any Subsidiary or upon the income, profits or property of the Company; and
(2) all material lawful claims for labor, materials, and supplies, which, if unpaid, might by law become a lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

     SECTION 6.08. CORPORATE EXISTENCE. Subject to Section 6.04 and Article 7 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any right if the General Partner shall determine that the preservation is no longer desirable in the conduct of the Company's business and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

     SECTION 6.09. MAINTENANCE OF PROPERTIES. Subject to Section 6.04, the Company will cause all material properties owned, leased or licensed in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof and thereto, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times while any Notes are Outstanding; provided, however, that nothing in this Section 6.09 shall prevent the Company from distinguishing the maintenance of any such properties if such discontinuance is, in the judgment of the General Partner, desirable in the conduct of the Company's business and is not, and will not be, adverse in any material respect to the Holders.

     SECTION 6.10. LIMITATIONS ON INDEBTEDNESS. Notwithstanding any provision herein to the contrary, the Company shall not incur any indebtedness if such new indebtedness would cause the Aggregate Indebtedness of the Company then outstanding to exceed 70% of the Appraised Value of the Assets of the Company. In addition, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, extend the maturity of or otherwise become liable with respect to (collectively, "incur"), any Indebtedness (other than Indebtedness between the Company and any of its wholly owned Subsidiaries) unless, after giving effect thereto, the Company's Leverage Ratio on the date thereof would be not greater than 1.0 to 1.0.

     SECTION 6.11. MAINTENANCE OF CONSOLIDATED COVERAGE RATIO.

          (a) The Company shall maintain a Consolidated Coverage Ratio, as determined as of the last day of any fiscal quarter during any Fiscal Year, of 2.0 to 1.0.

          (b) The Company shall furnish to the Trustee an Officer's Certificate within 60 days after the end of each of the first three fiscal quarters of the Company and within 120 days after the end of its Fiscal Year, setting forth the calculation of the Consolidated Coverage Ratio and stating that the Company is in compliance with this covenant.

                                  ARTICLE VII

                                SUCCESSOR ENTITY

     SECTION 7.01. WHEN COMPANY MAY MERGE, ETC. The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any of its wholly owned Subsidiaries to enter into any such transaction or series of transactions if such transactions or series of transactions, in the aggregate, would result in a sale, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other Person or Persons, unless at the time and after giving effect thereto (i) either (A) if the transaction or transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (B) the Person formed by such consolidation or into which the Company or such Subsidiary is merged or to which the properties and assets of the Company or such Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving Person or transferee Person being the "Surviving Entity") shall be a limited partnership organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, and in each case, this Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing, and the Company or the surviving entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis, could incur $1.00 of additional indebtedness under the first paragraph of Section 6.10 hereof (assuming a market rate of interest with respect to such additional Indebtedness); and (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions.

     The Company shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each of which shall comply with Section 12.04 and each of which shall state in effect that such consolidation, merger or transfer comply with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     SECTION 7.02. SUCCESSOR ENTITY SUBSTITUTED. Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 7.01, the successor entity formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor entity had been named as the Company herein.

                                  ARTICLE VIII

                              DEFAULT AND REMEDIES

     SECTION 8.01. EVENTS OF DEFAULT. An "Event of Default" shall occur hereunder if:

          (1) the Company Defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;

          (2) the Company Defaults in the payment of the Principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

          (3) the Company fails to comply with any of its other agreements contained in the Notes or this Indenture and the Default continues for the period and after the notice specified below;

          (4) there shall be a Default under any bond, debenture, note or other evidence of indebtedness for money borrowed or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or under any guarantee of payment by the Company of indebtedness for money borrowed, whether such indebtedness or guarantee now exists or shall hereafter be created, which Default relates to (A) the obligation to pay the Principal of or interest on any such indebtedness or guarantee or (B) an obligation other than the obligation to pay the Principal of or interest on any such indebtedness and the effect of such Default is to cause such indebtedness to become due prior to its stated maturity; provided, however, that no Default under this Section 8.01(4) shall exist unless all such Defaults relating to such indebtedness or such guarantees aggregate to a Principal amount in excess of $25,000,000;

          (5) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case or proceeding; (B) consents to the entry of an order for relief against it in an involuntary case or proceeding; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (D) makes a general assignment for the benefit of its creditors; or

          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Subsidiary in an involuntary case or proceeding; (B) appoints a Custodian of the Company or any Subsidiary or for all or substantially all of the property of any of them; or (C) orders the liquidation of the Company or any Subsidiary;and in each case the order or decree remains unstayed and in effect for 60 days.

     A Default under clause (3) of this Section 8.01 shall not become an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in Principal amount of the Notes then Outstanding notify the Company and the Trustee, of the Default, and the Company does not cure the Default within 30 days after receipt of such notice; provided, that the 30-day cure period may be extended for a reasonable time in the discretion of the Trustee or shall be extended for up to a maximum of 180 days until a cure is accomplished if the Company begins work on a cure during the 30-day period and diligently proceeds to accomplish the cure. The notice given pursuant to this Section 8.01 must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." When a Default is cured, it ceases.

     Defaults under clauses (2), (4) and (5) of this Section 8.01 shall become Events of Default immediately, with no waiting period.

     Subject to the provisions of Sections 9.01 and 9.02, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the corporate trust office of the Trustee by the Company, the Paying Agent, any Holder or an agent of any Holder.

     SECTION 8.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 8.01(5) or (6)) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in Principal amount of the Notes then Outstanding may, by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare all unpaid Principal of and accrued interest to the date of acceleration on the Notes then Outstanding (if not then due and payable) to be due and payable and upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in Section 8.01(5) or (6) occurs, all unpaid Principal and accrued interest on the Notes then Outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder. The Holders of a majority in Principal amount of the Notes then Outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the Principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived; (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue Principal, which has become due otherwise than by such declaration of acceleration, has been paid; (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (iv) all payments due to the Trustee and any predecessor Trustee under Section 9.07 have been made. Anything herein contained to the contrary notwithstanding, in the event of any acceleration pursuant to this Section 8.02, the Company shall not be obligated to pay any premium which it would have had to pay if it had then elected to redeem the Notes pursuant to paragraph 5 of the Notes. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 8.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the Principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 8.04. WAIVER OF DEFAULT AND EVENTS OF DEFAULT. Subject to Sections 8.07 and 11.02 hereof, the Holders of a majority in Principal amount of the Notes then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of the Principal of or interest on any Note as specified in clauses
(1) and (2) of Section 8.01 hereof. When a Default or Event of Default is waived, it is cured and ceases.

     SECTION 8.05. CONTROL BY MAJORITY. The Holders of a majority in Principal amount of the Notes then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 8.06. LIMITATION ON SUITS. A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (a) the Holder has given to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in Principal amount of the Outstanding Notes have made a written request to the Trustee to pursue the remedy;

          (c) such Holder has offered to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of indemnity; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in Principal amount of the Notes then Outstanding.

     A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

     SECTION 8.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the Principal of or the interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     SECTION 8.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default in the payment of Principal or interest specified in Section 8.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of Principal and accrued interest remaining unpaid, together with interest on overdue Principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and legal counsel.

     SECTION 8.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and legal counsel) and the Noteholders allowed in any judicial proceedings relative to the Company (or any other obligor on the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and legal counsel, and any other amounts due the Trustee under Section 9.07 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

     SECTION 8.10. APPLICATION OF MONEY COLLECTED. If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 9.07 hereof;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Principal and interest, respectively; and

          THIRD: to the Company.

The Trustee may fix a Special Record Date and payment date for any payment to Noteholders pursuant to this Section 8.10.

     SECTION 8.11. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Note, by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.06 hereof or a suit by Holders of more than 10% in Principal amount of the Notes then outstanding.

                                   ARTICLE IX

                                     TRUSTEE

     SECTION 9.01. DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default: (i) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificate or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this Section 9.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05 hereof.

          (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, expense or fee, unless the reasonably expected amount of any such loss, liability, expense or fee is under $10,000.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) (c) and (d) of this Section 9.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     SECTION 9.02. RIGHTS OF TRUSTEE. Subject to Section 9.01 above:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
     Section 12.04(b) hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

          (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     SECTION 9.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with the like rights. However, the Trustee is subject to Sections 9.10 and 9.11 hereunder.

     SECTION 9.04. TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes and it shall not be responsible for any statement in the Notes other than the Trustee's certificate of authentication.

     SECTION 9.05. NOTICE OF DEFAULTS OR EVENTS OF DEFAULT. If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder written notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or an Event of Default in payment of the Principal of (including payment of sinking fund installments) or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Noteholders.

     SECTION 9.06. REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall mail to each Noteholder reports which comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed or, in the event the Notes are listed on NASDAQ, with the National Association of Notes Dealers, Inc., if such filing is required. The Company shall notify the Trustee whenever the Notes become listed on any stock exchange or on NASDAQ.

     SECTION 9.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee for, and hold it harmless against, any loss, liability or expense incurred by it in connection with its duties under this Indenture. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent.

     The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it through its negligence, bad faith or willful misconduct.

     To secure the Company's payment obligations in this Section 9.07, the Trustee shall have a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the Principal of and interest on particular Notes.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.01(5) and (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     SECTION 9.08. REPLACEMENT OF TRUSTEE. The Trustee may resign by so notifying the Company; provided, that such resignation shall become effective only upon the appointment of a successor trustee and such successor's acceptance of the appointment. The Holders of a majority in Principal amount of the Notes then Outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company's written consent. The Company may remove the Trustee if: (a) the Trustee fails to comply with Section 9.10 hereof;
(b) the Trustee is adjudged a bankrupt or an insolvent; (c) a receiver or other public officer takes charge of the Trustee or its property; or (d) the Trustee otherwise becomes incapable of acting hereunder.

     If the Trustee resigns, is removed by the Company, or is removed by Holders of a majority in Principal amount of the Notes then Outstanding and such Holders do not appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any other reason, the Company shall promptly appoint a successor Trustee.

     If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in Principal amount of the Notes then Outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee at any time fails to comply with Section 9.10 hereof, the Trustee shall resign. If the Trustee fails to resign after such an occurrence, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If the Trustee has or shall acquire any conflicting interest within the meaning of Section 310(b) of the TIA with respect to the Notes, it shall either eliminate such conflicting interest or resign with respect to the Notes, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

     Notwithstanding replacement of the Trustee pursuant to this Section 9.08, the Company's obligations under Section 9.07 hereof shall continue for the benefit of the retiring Trustee.

     SECTION 9.09. SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section
9.10 hereof.

     SECTION 9.10. ELIGIBILITY; DISQUALIFICATION. This Indenture shall always have a Trustee that satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Notes or person directly or indirectly controlling, controlled by, or under common control with, such obligor shall serve as Trustee for the Notes. The Trustee shall comply also with TIA Section 310(b).

     SECTION 9.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. If and when the Trustee becomes a creditor of the Company (or any other obligor on the Notes), the Trustee shall comply with TIA Section 311(a), excluding from the operation of TIA Section 311(a) any creditor relationship listed in TIA
Section 311(b). A trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE X

                     SATISFACTION AND DISCHARGE OF INDENTURE

     SECTION 10.01. TERMINATION OF COMPANY'S OBLIGATIONS. The Company may terminate all of its obligations under the Notes and this Indenture (except those obligations referred to in the immediately succeeding paragraph) if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment money has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 10.03 hereof) have been delivered to the Trustee for cancellation and the Company has paid all sums payable and to be paid by it hereunder, or if the Company irrevocably deposits in trust with the Trustee within 10 days of the applicable payment date, money or U.S. Government Obligations maturing as to Principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the Principal of and interest on the Notes then Outstanding to maturity and to pay all other sums payable by it hereunder.

     The Company's obligations in paragraph 12 of the Notes and in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 6.01, 9.07, 9.08 and 10.04 and in Article IV
hereof shall survive until the Notes are no longer Outstanding. Thereafter, the Company's obligations in such paragraph 12 and in Section 9.07 hereof shall survive.

     After an irrevocable deposit by the Company under this Section 10.01, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture, except for those surviving obligations specified above.

     SECTION 10.02. APPLICATION OF TRUST MONEY. The Trustee or Paying Agent shall hold in trust, for the benefit of the Holders, money or U.S. Government Obligations deposited with it pursuant to Section 10.01 hereof, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the Principal of and interest on the Notes.

     SECTION 10.03. REPAYMENT TO COMPANY. Subject to Section 10.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by them at any time after no Notes remain Outstanding.

     The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of Principal or interest that remains unclaimed for two years after a right to such money on the part of Holders of the Notes has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Noteholders entitled to money must look to the Company for payment as general creditors unless otherwise prohibited by law.

     SECTION 10.04. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 10.01 hereof; provided, however, that if the Company has made any payment of the Principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE XI

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 11.01. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

          (a) to comply with Section 6.04 or 7.01 hereof;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) to add covenants and events of default for the protection of the Holders of the Notes;

          (d) to evidence the acceptance of appointment by a successor trustee;
     or

          (e) to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Noteholder.

     SECTION 11.02. WITH CONSENT OF HOLDERS. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of a majority in Principal amount of the Notes then Outstanding. The Holders of a majority in Principal amount of the Notes then Outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes without notice to any Noteholder. Subject to Section 11.04 hereof, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 8.04 hereof, may not:

          (a) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the rate of or change the time for payment of interest on any Note;

          (c) reduce the Principal of or change the fixed maturity of any Note or alter the redemption provisions with respect thereto;

          (d) waive a Default in the payment of the Principal of or interest on any Note;

          (e) make any changes in Section 8.04 or 8.07 or this sentence;

          (f) modify the provisions of Article V hereof in a manner adverse to the Holders; or

          (g) make any Note payable in money other than that stated in the Note.

     It shall not be necessary for the consent of the Holders under this Section
11.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 11.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of such amendment, supplement or waiver, provided that the failure to mail notice does not impair the rights of the Holders affected thereby.

     SECTION 11.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

     SECTION 11.04. REVOCATION AND EFFECT OF CONSENTS. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

     After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (a) through (g) of Section 11.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

     SECTION 11.05. NOTATION ON OR EXCHANGE OF NOTES. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

     SECTION 11.06. TRUSTEE TO SIGN AMENDMENTS, ETC. The Trustee shall sign any amendment or supplement authorized pursuant to this Article XI if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive and, subject to Section 9.01 hereof, shall be fully protected in relying upon an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement until its General Partner approves it.

                                  ARTICLE XII

                                  MISCELLANEOUS

     SECTION 12.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that if any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, such provision as so modified or excluded, as the case may be, shall control.

     SECTION 12.02. NOTICES. Any notice or communication shall be given in writing and delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

         If to the Company:                          America First Real Estate
                                                     Investment Partners, L.P.

                                        -----------------------------------

                                        -----------------------------------
                                        Attention:  President

         If to the Trustee:
                                        -----------------------------------

                                        -----------------------------------

                                        -----------------------------------

                                        -----------------------------------

                                        Attention:
                                                   ------------------------

Such notice or communication shall be effective when received.

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Noteholder shall be mailed by first-class mail to him at his address shown on the Notes Register kept by the Registrar.

     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 12.03. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes and the Trustee shall provide the information required by TIA Section 312(b) under the circumstances required. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

     SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee: (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include: (i) a statement that the Person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 12.05. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR. The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar or Paying Agent may make reasonable rules for its functions.

     SECTION 12.06. LEGAL HOLIDAYS. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     SECTION 12.07. GOVERNING LAW. The laws of the State of Delaware shall govern this Indenture and the Notes without regard to principles of conflicts of law. Each of the parties hereto agrees (a) that this Indenture involves at least $100,000 and (b) that this Indenture has been entered into by the parties hereto in express reliance upon 6 DEL. C. Section 2708.

     SECTION 12.08. NO RECOURSE AGAINST OTHERS. As stated in paragraph 17 of the Notes, any and all liability of any director, officer, employee or stockholder, as such, of the Company under or because of the Notes is waived and released by the Holders upon their acceptance of the Notes.

     SECTION 12.09. SUCCESSORS. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 12.10. MULTIPLE COUNTERPARTS. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     SECTION 12.11. SEPARABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 12.12. TABLE OF CONTENTS, HEADINGS, ETC. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 12.13. SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. Each party hereto irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (2) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party does hereby appoint ______________________________, as such agent.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of ___________________, 1999.

                                              AMERICA FIRST REAL ESTATE
                                              INVESTMENT PARTNERS, L.P.

                                     By:      AMERICA FIRST CAPITAL SOURCE I
                                              L.L.C., general partner

                                               By: ____________________________
                                                   ________ ________, President

[SEAL]

Attest:  ___________________________
         Secretary

                                               _____________________ as Trustee

                                               By _____________________________

[SEAL]

Attest:  ___________________________

                                    EXHIBIT A

                                 [FACE OF NOTE]

Number _______________________________________________________________________

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.

                  VARIABLE RATE JUNIOR NOTE due ________, 2007

     AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P., a Delaware limited partnership (the "Company"), promises to pay to or registered assigns the Principal sum of Dollars on ________, 2007.

Interest Payment Date:  January 15
Record Date:  December 31

     Additional provisions of this Note are set forth on the reverse side of this Note. All capitalized terms not otherwise defined herein shall have the definitions set forth in the Indenture dated as of __________, 1999 (the "Indenture"), between the Company and as trustee (the "Trustee").

Dated:___________         AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.


[SEAL]                    By:  AMERICA FIRST CAPITAL SOURCE I L.L.C.,
                               general partner

                               __________________________, President

                               __________________________, Secretary

Certificate of Authentication:

______________________________

as Trustee, certifies that
this is one of the Notes
referred to in the Note.

______________________________
Authorized Signature

                                 [REVERSE SIDE]

               AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.

                  VARIABLE RATE JUNIOR NOTE due ________, 2007

     1. INTEREST. America First Real Estate Investment Partners, L.P., a Delaware limited partnership (the "Company"), promises to pay interest on the Principal amount of this Note at the Applicable Variable Rate, annually on the fifteenth day of each January of each year, commencing on January 15, 2000, until the Principal amount of this Note has been fully paid or provided for pursuant to the Indenture, or if such date is not a Business Day, then the first Business Day thereafter. The Applicable Variable Rate shall be ______% during the Initial Rate Period, and thereafter shall be, for each subsequent Interest Rate Period, a rate per annum equal to 120% of the Applicable Federal Rate for debt instruments with a term of not over three years, which interest rate shall be determined by the Trustee on each Interest Determination Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of first issuance of the Notes under the Indenture; provided that, if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. The interest rate applicable to any Interest Rate Period, determined on the immediately preceding Interest Determination Date shall become effective on the Interest Payment Date, which is the first day of such Interest Rate Period. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

     2. METHOD OF PAYMENT. The Company will pay interest on this Note (except Defaulted interest) to the Person who is the registered Holder of this Note as listed on the Notes Register maintained by the Registrar, at the close of business on the Record Date next preceding the Interest Payment Date. The Holder must surrender this Note to the Paying Agent to collect payment of Principal. Payment of Principal of and interest on the Notes will be made in money of the United States that at the time of payment is legal tender for payment of public and private debts. Interest will be paid by means of mailing a check to the Holder's registered address as listed on the Notes Register; provided, that Holders of Notes having $__________ or more in aggregate outstanding Principal amount of Notes may elect to have payments of interest on the Notes made by wire transfer by providing to the Trustee a notice, together with wire transfer instructions, in form acceptable to the Trustee.

     3. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Noteholders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     4. INDENTURE, LIMITATIONS. The Company issued this Note under the Indenture. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture. This Note Is subject to all such terms, and the Holder of this
Note is referred to
the Indenture and said Trust Indenture Act for a statement of them. The Notes are unsecured obligations of the Company limited to $__________ aggregate Principal amount. Promissory Notes of the Company are also being issued pursuant to the Indenture, in a Principal amount of $__________. Such Promissory Notes are being issued on a parity with the Notes.

     5. OPTIONAL REDEMPTION. The Notes may be redeemed in whole or in part, at any time, or from time to time, at the option of the Company, at a price equal to the Principal amount thereof plus accrued and unpaid interest to the date fixed for redemption.

     6. MANDATORY REDEMPTION. The Company shall utilize 80% of any Net Proceeds of any Sale or Refinancing of [Cap Source I/Cap Source II] Designated Assets, occurring at any time after the Transaction, to redeem: (a) first, Promissory Notes by lot, to the extent of such Net Proceeds and (b) second, Notes by lot, to the extent of such Net Proceeds; provided, that such Net Proceeds of any Sale or Refinancing of Designated Assets shall be accumulated by the Trustee in a segregated trust account until the amount therein is at least $5,000,000 before calling Promissory Notes and/or Notes for redemption. The Company shall fix a Redemption Date pursuant to the Indenture which is no later than 90 days following receipt of such net proceeds or the accumulation of $5,000,000, as the case may be.

     Such mandatory redemption is not at the discretion of the Company or of the Holders of the Promissory Notes or the Notes.

     7. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before a redemption date to each Holder of Notes to be redeemed at the Holder's registered address. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.

     8. SENIOR DEBT. The indebtedness evidenced by the Notes is on a par with, and part of, the Senior Indebtedness of the Company, as defined in the Indenture.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the Indenture.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes.

     11. UNCLAIMED MONEY. If money for the payment of Principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment.

     12. AMENDMENT, SUPPLEMENT, WAIVER. Subject to certain exceptions, the Indenture may be amended or supplemented with the consent of the Holders of a majority in Principal amount of the Notes and Promissory Notes then Outstanding, and any existing Default or compliance with any provision may be waived in a particular instance with the consent of the

Holders of a majority in Principal amount of the Notes and Promissory Notes then Outstanding. Without the consent of or notice to any Noteholder, the Company and the Trustee may amend or supplement the Indenture to, among other things, provide for uncertificated Notes in addition to or in place of certificated Notes, to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Noteholder.

     13. SUCCESSOR COMPANY. When a successor Company assumes all the obligations of its predecessor Company under the Notes, the Promissory Notes and the Indenture, the predecessor Company will be released from those obligations.

     14. DEFAULTS AND REMEDIES. An Event of Default is defined in the Indenture generally as: Default for 30 days in payment of interest on the Notes or the Promissory Notes; Default in payment of Principal on them; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture or the Notes or the Promissory Notes; certain events of bankruptcy or insolvency of the Company or any of its Subsidiaries; and certain Defaults on other indebtedness. If an Event of Default (other than as a result of certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in Principal amount of the Notes and Promissory Notes then Outstanding may declare all unpaid Principal of and accrued interest to the date of acceleration on the Notes and Promissory Notes then Outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy or insolvency, all unpaid Principal of and accrued interest on the Notes and Promissory Notes then Outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Noteholder, all as and to the extent provided in the Indenture. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it takes action to enforce the agreements in the Indenture or the Notes. Subject to certain limitations, Holders of a majority in Principal amount of the Notes and Promissory Notes then Outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interests.

     15. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not Trustee.

     16. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes, the Promissory Notes or the Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. The holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

     17. DISCHARGE PRIOR TO MATURITY. If the Company deposits with the Trustee or Paying Agent within 10 days of the payment date, money or U.S. Government Obligations sufficient to pay the Principal of and interest on the Notes to maturity, the Company will be discharged from the Indenture except for certain Sections thereof.

     18. AUTHENTICATION. This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

     19. ABBREVIATIONS AND DEFINITIONS. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

     20. INDENTURE TO CONTROL. In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

     The Company will furnish to any Noteholder, upon written request and without charge, a copy of the Indenture. Requests may be made to: America First Real Estate Investment Partners, L.P.,
_________________________________Attention: Secretary.

                               FORM OF ASSIGNMENT

To assign this Note, fill in the form below:

I or we assign and transfer this Promissory Note to _______________

____________

____________

____________
(Print or type name, address, zip code and social security or other identifying number of assignee)

and irrevocably appoint(s) _____
         (agent)

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: __________________________________________________________________

                        (Sign exactly as name appears on the other side of this Note)

                                    EXHIBIT B

                            [FACE OF PROMISSORY NOTE]

Number ______________________________________________________________________


               AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.

                       PROMISSORY NOTE due ________, 2007

         AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P., a Delaware limited partnership (the "Company"), promises to pay to _______________ or registered assigns the Principal sum of _______________ Dollars on ________, 2007.

Interest Payment Date:  January 15
Record Date:  December 31

         Additional provisions of this Promissory Note are set forth on the reverse side of this Promissory Note. All capitalized terms not otherwise defined herein shall have the definitions set forth in the Indenture dated as of __________, 1999 (the "Indenture"), between the Company and _______________
as trustee (the "Trustee").

Dated:___________         AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.


[SEAL]                    By:  AMERICA FIRST CAPITAL SOURCE I L.L.C.,
                               general partner

                               __________________________, President

                               __________________________, Secretary

Certificate of Authentication:

______________________________

as Trustee, certifies that
this is one of the Notes
referred to in the Note.

______________________________
Authorized Signature

                                 [REVERSE SIDE]

               AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.

                       PROMISSORY NOTE due ________, 2007

     1. INTEREST. America First Real Estate Investment Partners, L.P., a Delaware limited partnership (the "Company"), promises to pay interest on the Principal amount of this Promissory Note at the Applicable Variable Rate, annually on the fifteenth day of each January of each year, commencing on January 15, 2000, until the Principal amount of this Promissory Note has been fully paid or provided for pursuant to the Indenture, or if such date is not a Business Day, then the first Business Day thereafter. The Applicable Variable Rate shall be ______% during the Initial Rate Period, and thereafter shall be, for each subsequent Interest Rate Period, a rate per annum equal to 120% of the Applicable Federal Rate for debt instruments with a term of not over three years, which interest rate shall be determined by the Trustee on each Interest Determination Date. Interest on the Promissory Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of first issuance of the Promissory Notes under the Indenture; provided that, if there is no existing Default in the payment of interest, and if this Promissory Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. The interest rate applicable to any Interest Rate Period, determined on the immediately preceding Interest Determination Date shall become effective on the Interest Payment Date, which is the first day of such Interest Rate Period. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

     2. METHOD OF PAYMENT. The Company will pay interest on this Promissory Note (except Defaulted interest) to the Person who is the registered Holder of this Promissory Note as listed on the Notes Register maintained by the Registrar, at the close of business on the Record Date next preceding the Interest Payment Date. The Holder must surrender this Promissory Note to the Paying Agent to collect payment of Principal. Payment of Principal of and interest on the Promissory Notes will be made in money of the United States that at the time of payment is legal tender for payment of public and private debts. Interest will be paid by means of mailing a check to the Holder's registered address as listed on the Notes Register.

     3. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Promissory Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     4. INDENTURE, LIMITATIONS. The Company issued this Promissory Note under the Indenture. The terms of this Promissory Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of THe Indenture. This Promissory Note is subject to all such terms, and the Holder of this Promissory Note is referred to the Indenture and said Trust Indenture Act for a statement of them. The Promissory Notes are unsecured obligations of the

Company limited to $__________ aggregate Principal amount. Notes of the Company are also being issued pursuant to the Indenture, in a Principal amount of $__________. Such Notes are also unsecured obligations of the Company, and are therefore pari passu with the Promissory Notes.

     5. OPTIONAL REDEMPTION. The Promissory Notes may be redeemed in whole or in part, at any time, or from time to time, at the option of the Company, at a price equal to the Principal amount thereof plus accrued and unpaid interest to the date fixed for redemption.

     6. MANDATORY REDEMPTION. The Company shall utilize 80% of any Net Proceeds of any Sale or Refinancing of [Cap Source I/Cap Source II] Designated Assets, occurring at any time after the Transaction, to redeem: (a) first, Promissory Notes by lot, to the extent of such Net Proceeds, and (b) second, Notes by lot, to the extent of such Net Proceeds; provided, that such Net Proceeds of any Sale or Refinancing of Designated Assets shall be accumulated by the Trustee in a segregated trust account until the amount therein is at least $5,000,000 before calling Promissory Notes and/or Notes for redemption. The Company shall fix a Redemption Date pursuant to the Indenture which is no later than 90 days following receipt of such net proceeds or the accumulation of $5,000,000, as the case may be.

     Such mandatory redemption is not at the discretion of the Company or of the Holders of the Promissory Notes or the Promissory Notes.

     7. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before a redemption date to each Holder of Promissory Notes to be redeemed at the Holder's registered address. On and after the Redemption Date, interest ceases to accrue on Promissory Notes or portions of them called for redemption.

     8. SENIOR DEBT. The indebtedness evidenced by the Promissory Notes is on a par with, and part of, the Senior Indebtedness of the Company, as defined in the Indenture.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Promissory Notes are in registered form without coupons in denominations of such amounts less than $1,000 as the Company shall direct. A Holder may register the transfer of or exchange Promissory Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or are permitted by the Indenture.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Promissory Note may be treated as the owner of it for all purposes.

     11. UNCLAIMED MONEY. If money for the payment of Principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment.

     12. AMENDMENT, SUPPLEMENT, WAIVER. Subject to certain exceptions, the Indenture may be amended or supplemented with the consent of the Holders of a majority in Principal amount of the Promissory Notes and Promissory Notes then Outstanding, and any existing Default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in Principal amount of the Promissory Notes and Promissory Notes then Outstanding. Without the consent of or notice to any Promissory Noteholder, the Company and the Trustee may amend or supplement the Indenture to, among other things, provide for uncertificated Promissory Notes in addition to or in place of certificated Promissory Notes, to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Promissory Noteholder.

     13. SUCCESSOR COMPANY. When a successor Company assumes all the obligations of its predecessor Company under the Promissory Notes, the Promissory Notes and the Indenture, the predecessor Company will be released from those obligations.

     14. DEFAULTS AND REMEDIES. An Event of Default is defined in the Indenture generally as: Default for 30 days in payment of interest on the Promissory Notes or the Promissory Notes; Default in payment of Principal on them; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture or the Promissory Notes or the Promissory Notes; certain events of bankruptcy or insolvency of the Company or any of its Subsidiaries; and certain Defaults on other indebtedness. If an Event of Default (other than as a result of certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in Principal amount of the Promissory Notes and the Promissory Notes then Outstanding may declare all unpaid Principal of and accrued interest to the date of acceleration on the Promissory Notes and the Promissory Notes then Outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy or insolvency, all unpaid Principal of and accrued interest on the Promissory Notes and the Promissory Notes then Outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Promissory Noteholder, all as and to the extent provided in the Indenture. Noteholders may not enforce the Indenture or the Promissory Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it takes action to enforce the agreements in the Indenture or the Promissory Notes. Subject to certain limitations, Holders of a majority in Principal amount of the Promissory Notes and the Promissory Notes then Outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interests.

     15. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not Trustee.

     16. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes, the Promissory Notes or the Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. The holder of this Promissory Note by accepting this Promissory Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Promissory Note.

     17. DISCHARGE PRIOR TO MATURITY. If the Company deposits with the Trustee or Paying Agent within 10 days of the payment date, money or U.S. Government Obligations sufficient to pay the Principal of and interest on the Promissory Notes to maturity, the Company will be discharged from the Indenture except for certain Sections thereof.

     18. AUTHENTICATION. This Promissory Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Promissory Note.

     19. ABBREVIATIONS AND DEFINITIONS. Customary abbreviations may be used in the name of a Promissory Noteholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

     20. INDENTURE TO CONTROL. In the case of any conflict between the provisions of this Promissory Note and the Indenture, the provisions of the Indenture shall control.

     The Company will furnish to any Promissory Noteholder, upon written request and without charge, a copy of the Indenture. Requests may be made to:
America First Real Estate Investment Partners, L.P., __________________
Attention: Secretary.

                               FORM OF ASSIGNMENT

To assign this Promissory Note, fill in the form below:

I or we assign and transfer this Note to _______________

____________

____________

____________
(Print or type name, address, zip code and social security or other identifying number of assignee)

and irrevocably appoint(s) ____________
         (agent)

to transfer this Promissory Note on the books of the Company. The agent may substitute another to act for him.

Dated: _______________________________________________

                                  (Sign exactly as name appears on the other side of this Promissory Note)